Exhibit 99.2

Acquisition of: February 9, 2007

Forward-Looking Statements Disclaimer Discussions contained or incorporated by reference in this filing or the exhibits that are not statements of historical fact are forward-looking statements that involve risks and uncertainties including, with out limitation, (i) statements relating to the benefits of the proposed merger of Heritage Bank of Commerce and Diablo Valley Bank (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger, (ii) statements regarding certain Heritage Bank of Commerce and Diablo Valley Bank goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (iii) statements preceded by, followed by or that include the words “may, “could”, should, “would”, believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, or similar expressions. These statements are based on current beliefs and expectations of the management of Heritage Commerce Corp and/or Diablo Valley Bank and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the Merger on the proposed terms and schedule; the failure of the Diablo Valley Bank shareholders to approve the transaction; the risk that the business of Diablo Valley Bank will not be integrated successfully or will be more difficult, time-consuming or costly than expected; deposit attrition and other disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers; the risk that synergies from the Merger may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; the strength of the United States Economy in general, competition in the financial services market for both deposits and loans as well as regional and general economic conditions; and Heritage’s ability to successfully complete consolidation and conversion activities, incorporate acquisitions into its operations, retain key employees, increase its customer base, achieve cost savings and successfully generate commercial, consumer and real estate loans. Additional factors that may affect future results are contained in Heritage’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov, including in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2005, under the heading “Risk Factors.” Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. All subsequent written and oral forward-looking statements concerning the proposed Merger or other matters attributable to Heritage Commerce Corp, Heritage Bank of Commerce or Diablo Valley Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Heritage undertakes no responsibility to update or publicly revise any forward-looking statements to reflect subsequent events or circumstances.

Transaction Overview Diablo Valley Bank will merge with and into Heritage Bank of Commerce Implied per share consideration of $24.87 * Approximately $70.2 million * HTBK will issue 1,732,298 shares of stock and approx. $15.0 million in cash in respect of Diablo shares outstanding, and Approximately $8.0 million in cash in respect of Diablo options outstanding * Total consideration mix is approximately 67% stock and 33% cash for all DBVB shares and options outstanding $23.00 to $25.00 if HTBK’s ACP ** is between $24.55 and $27.44 If HTBK’s ACP is >$27.44, then the consideration will increase to reflect 1/3 of the value of HTBK stock above $27.44 If HTBK’s ACP is <$24.55, then cash paid will be increased to maintain $23.00 for DBVB shareholders Transaction Structure Purchase Price Share Aggregate Price Consideration Pricing Collar * Based on HTBK’s closing price of $27.25 on 2/8/07. ** Average Closing Price (ACP) per share is calculated for the 20 consecutive trading day period ending five business days prior to close.

Transaction Overview Heritage has the option to terminate the transaction if HTBK’s ACP is less than $23.50 All Diablo options outstanding at closing will be cashed out Preferred equity to be redeemed in full prior to closing (approximately $6.5 million) Two Diablo members will join Heritage Commerce Corp Board (currently 11 members) $3.4 million or approximately 5% of deal value Completed by both Heritage and Diablo Second or third quarter of 2007 Treatment of Options Board Representation Termination Fee Due Diligence Anticipated Closing Treatment of Preferred Equity Walk Away

Source: Company press releases and Call reports. As of 12/31/06, compared to prior year. Net Income Before Taxes rose to $3.6M, a 146% increase from $1.5 million Loans were up 37% to $199 million from $146 million Deposits reached $224 million, for an increase of $59 million or 35% Efficiency ratio improved to 61.2% in 2006 from 64.21% in 2005 Record 2006 EPS up 21% to $1.44 Expanding NIM of 5.06% ROAA improved to 1.57% ROAE grew 89 bp to 14.6% Efficiency ratio improved 466 bp to 56.9% HTBK DBVB Partnership of Two Strong Franchises

Summary of Rationale Diablo is Top Community Bank in the East Bay $199 Million Loans – CAGR 46% from 2004 – 2006 * $224 Million Deposits – CAGR 44% from 2004 – 2006 * Profitable in second year of operations Newly established brand recognized and respected in the local community Achieves positive financial results for Heritage Accretive to Heritage’s EPS in 2008 Heritage remains well-capitalized Estimated cost efficiencies of $2.0 - $2.5 million from overlapping branches and back office consolidation Heritage’s expansion in the East Bay Area Solidifies Heritage’s current East Bay Area franchise Wider distribution network for current and prospective customers for both banks Exposure to an economically vibrant area with attractive demographics * Source: Company press releases and Call reports. As of 12/31/06.

Summary of Rationale Heritage bolsters its presence in the Alameda and Contra Costa counties (the 6th and 7th largest markets in California by deposits, respectively) Attractive demographics: Contra Costa Population: 1,045,952 (9th in the state) Household Income: $78,954 (4th in the state) Household income grew 24% over the last 6 years, and is projected to grow another 21% over the next 5 years, the 5th highest expected growth rate in the state Alameda Population: 1,507,504 (7th in the state) Household Income: $69,473 (10th in the state) Household income grew 24% over the last 6 years, and is projected to grow another 18% over the next 5 years, the 11th highest expected growth rate in the state Source: SNL Financial. As of 6/30/06.

Building a Premier Bay Area Franchise

Deposit Share

Heritage Commer Corp

Address	City	County	6/2006 Deposits	% List Deposits
150 Almaden Blvd	San Jose	Santa Clara	$494,695	53.9
369 S San Antonio Rd	Los Altos	Santa Clara	91,597	10.0
4546 El Camino Real	Los Altos	Santa Clara	80,510	8.8
3077 Stevenson Blvd	Fremont	Alameda	74,739	8.1
15575 Los Gatos Blvd	Los Gatos	Santa Clara	58,715	6.4
18625 Sutter Blvd	Morgan Hill	Santa Clara	46,949	5.1
175 E El Camino Real	Mountain View	Santa Clara	41,147	4.5
7598 Monterey St	Gilroy	Santa Clara	18,553	2.0
310 Hartz Ave	Danville	Contra Costa	10,911	1.2

Diablo Valley Bank

Address	City	County	6/2006 Deposits	% List Deposits
387 Diablo Road	Danville	Contra Costa	$121,322	62.6
300 Main St	Pleasanton	Alameda	72,531	37.4

Branch Proximity

Branch Proximity Report for Selected Markets
Distance 5.00 miles

Distance	Name	Address	City	6/2006 Deposits	% List Deposits
	Heritage	310 Hartz Ave	Danville	$10,911	1.2
0.3	Diablo	387 Diablo Road	Danville	121,322	62.6

Deposit Market Share

County	Heritage	Diablo	Pro Forma	% Dep. Mkt Share	Rank in County
Santa Clara	$832,166	$0	$832,166	1.7	12
Contra Costa	10,911	121,322	132,233	0.6	18
Alameda	74,739	72,531	147,270	0.5	16

Source: SNL Financial. As of 6/30/06.

Branch Map



Concord
San Ramon
Livermore
Tracy
Hayward
San Leandro
Daly City
Cupertino
Sunnyvale
Santa Cruz

- Heritage Commerce Corp (9 branches)
- Diablo Valley Bank (2 branches)

7

Company Profile Assets Gross Loans Total Deposits Shareholders’ Equity $1,037,138 $742,988 $846,593 $122,820 $249,268 $199,412 $224,215 $24,012 ($ in 000) Source: Heritage data from press release. Diablo data from press release and Call report. As of 12/31/06. (1) Includes $17.2 million loans held for sale. (1)

Loan Mix Source: SNL Financial. Regulatory composition as of 9/30/06.

Deposit Mix Source: SNL Financial. Regulatory composition as of 9/30/06.

Diablo’s Portfolios & Growth Millions Millions Gross Loans Deposits Millions Earnings Before Taxes Assets Millions Source: SNL Financial, Company press releases and Call reports.

Enhances banking franchise Retain experienced management team Expected to be accretive to EPS Strong credit quality Diversifies and expands lending capacity Increases presence in fast-growing East Bay Area market Transaction Summary